Exhibit 5.01

June 30, 2011

Responsys, Inc.

900 Cherry Avenue, 5th Floor

San Bruno, California 94066

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Responsys, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2011 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 10,556,464 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), that are subject to issuance by the Company under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and (ii) an aggregate of 9,439,244 shares of Common Stock that are subject to issuance upon exercise of stock options granted under the Company’s 1999 Stock Plan, as amended, which was terminated on April 27, 2011 and under which no further options will be granted (the “1999 Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s quarterly report on Form 10-Q filed on May 23, 2011 under Section 13 or 15(d) of the Exchange Act, as amended (File No. 001-35125);

(2)	the Company’s registration statement on Form S-1 (Registration No. 333-171377) filed with, and declared effective by, the Commission on April 8, 2011, together with the exhibits filed as a part thereof, including without limitation, each of the 1999 Plan and the 2011 Plan and the forms of agreements thereunder;

(3)	the Company’s prospectus filed on April 21, 2011 pursuant to Rule 424(b)(4) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-171377);

(4)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on April 27, 2011and Amended and Restated Bylaws, certified by the Company’s Secretary on April 27, 2011;

(5)	the Company’s registration statement on Form 8-A (File No. 001-35125), filed with the Commission on April 6, 2011;

(6)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(7)	the prospectuses prepared in connection with the Registration Statement (each a “Prospectus”);

(8)	the minutes of meetings and actions by written consent of the incorporators, the stockholders and the Boards of Directors contained in the Company’s minute books that are in our possession;

Responsys, Inc.

June 30, 2011

(9)	a report from the Company’s transfer agent and registrar of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of June 29, 2011 and a list of option and warrant holders respecting the Company’s capital stock and of any conversion privileges or rights to purchase capital stock that has been prepared by the Company verifying the number of such issued and outstanding securities; and

(10)	a certificate addressed to us of even date herewith signed by an officer of the Company containing certain factual representations (the “Management Certificate”).

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law or facts affecting the validity of the issuance of such shares of Common Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto. In rendering the opinion below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Based upon the foregoing, it is our opinion that the 19,995,708 shares of Common Stock that may be issued and sold by the Company upon the (a) exercise of stock options granted under the 1999 Plan, (b) exercise of stock options to be granted under the 2011 Plan, (c) award by the Company of restricted stock, restricted stock units, performance shares or stock bonuses under the 2011 Plan, or (d) vesting of stock appreciation rights to be granted by the Company under the 2011 Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

Responsys, Inc.

June 30, 2011

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ FENWICK & WEST LLP